                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               WYANT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

LOGO

                                                                  April 21, 1998

Dear Shareholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Wyant Corporation (the "Company") to be held on May 28, 1998, at 11:00 a.m. local time at the offices of the Company, 100 Readington Road, Somerville, New Jersey 08876. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the Annual Meeting, appear on the following pages.

     The matters to be considered at the Annual Meeting are the election of directors, the approval of the appointment of Ernst & Young LLP as the Company's independent certified public accountants and the approval of an amendment to the Company's Certificate of Incorporation with respect to shareholder voting requirements for certain Board-initiated transactions.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE PROPOSALS BEING PRESENTED AT THE ANNUAL MEETING.

     I urge you to thoroughly review the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is very important regardless of the number of shares you own. Please sign each proxy card that you receive and return it as soon as possible in the postage-paid return envelope that is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     Kindly forward your proxy card at your earliest convenience.


                                       Sincerely yours,


                                       LOGO


                                       Donald C. MacMartin

                                       Chairman, President and Chief Executive
                                       Officer

                               WYANT CORPORATION
                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1998

                                                                  April 21, 1998

To the Shareholders of Wyant Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Wyant Corporation, a New York corporation (the "Company"), will be held on May 28, 1998, at 11:00 a.m. local time at the offices of the Company, 100 Readington Road, Somerville, New Jersey, for the following purposes:

     1. To elect seven (7) directors to serve one-year terms on the Board of Directors.

     2. To approve the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

     3. To approve the amendment of the Company's Certificate of Incorporation to reduce the shareholder voting requirements with respect to the approval of mergers, substantial asset sales and share exchanges.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on April 7, 1998 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                       By Order of the Board of Directors

                                       LOGO

                                       James A. Wyant
                                       Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD, NO POSTAGE TO BE AFFIXED IF MAILED IN THE UNITED STATES IN THE ENVELOPE PROVIDED.

                               WYANT CORPORATION
                              100 READINGTON ROAD
                          SOMERVILLE, NEW JERSEY 08876

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1998

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Wyant Corporation, a New York corporation (the "Company"), for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 28, 1998, at 11:00 a.m., at which shareholders of record on April 7, 1998 (the "Record Date") will be entitled to vote. The meeting will be held at the offices of the Company, 100 Readington Road, Somerville, New Jersey. (The mailing address of the Company's New Jersey office is P.O. Box 8609, Somerville, New Jersey 08876.)

     This proxy statement with the accompanying notice and proxy card and the Company's Annual Report for the fiscal year ended December 31, 1997 will be mailed to shareholders of record on or about April 21, 1998.

                                  I.  GENERAL

A.  VOTING

     Common stock of the Company, par value $.01 per share ("Common Stock"), is the only class of stock authorized by the Company's Certificate of Incorporation, as amended, which authorizes issuance of 6,000,000 shares of Common Stock. Shareholders are entitled to one vote for each share of stock held. As of April 7, 1998, there were 1,703,676 shares of Common Stock outstanding, without taking into account the "Stock Split" as described below. See "Company Stock Split".

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by the Board of Directors of the Company and other business that may properly come before the Annual Meeting. A majority of all outstanding shares constitutes a quorum for all purposes.


     Assuming the presence of a quorum at the Annual Meeting, persons receiving a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be elected directors under Proposal No. 1. Proposal No. 2 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, in person or by proxy, at the Annual Meeting.


     In accordance with New York law, abstentions are not counted in determining the votes cast in connection with the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Shares held in street name as to which brokers have indicated "not voted" will be counted for purposes of determining the existence of a quorum and will not be considered as votes cast in determining the outcome of the proposals.

B.  COMPANY STOCK SPLIT

     On March 27, 1998, the Board of Directors of the Company authorized a four-for-three stock split of the Common Stock ("Stock Split") to be effectuated in the form of a stock dividend upon the outstanding shares of Common Stock. Each holder of record on April 28, 1998 will be entitled to receive one-third share of Common Stock for each share of Common Stock then issued and outstanding and held by such holder. Except as otherwise specifically set forth herein, all references to the beneficial ownership of shares of Common Stock contained in this Proxy Statement give effect to the adjustment of Common Stock pursuant to the Stock Split.

C.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND COMPANY MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock as of March 23, 1998 by (i) all of those known by the Company to be owners of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each of the executive officers named below in Table I -- 1997 Summary Compensation Table under "Executive Compensation"; and (iv) all executive officers and directors of the Company as a group.


                                                              NUMBER OF SHARES
                                                                BENEFICIALLY        PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)(2)         OF CLASS
            ------------------------------------              ----------------      --------
The Wyant Voting Trusts.....................................     1,250,253(3)         55.0%
c/o Wyant & Company Inc.
1475, 32nd Avenue
Lachine, Quebec
Wyant & Company Inc. .......................................     1,333,333(4)         37.0%
1475, 32nd Avenue
Lachine, Quebec
First Wilshire Securities Management, Inc. .................       183,900             8.1%
600 South Lake Street
Pasadena, California
Wilen Management Company, Inc...............................       211,333             9.3%
2360 West Joppa Road
Lutherville, Maryland
Donald C. MacMartin.........................................       140,867(5)          5.9%
(Chairman of the Board & Chief Executive Officer)
James A. Wyant..............................................             0(3)(4)       0.0%
(Vice Chairman of the Board & Corporate Secretary)
Marc A. D'Amour.............................................        31,667(6)          1.4%
(Vice-President, Chief Financial Officer & Treasurer)
Robert E. Briggs............................................        32,333(7)          1.4%
(A Director)
Richard J. Charles..........................................        13,333(8)          0.6%
(A Director)
Thomas R.M. Davis...........................................        14,667(9)          0.6%
(A Director)
Nicholas A. Gallopo.........................................        14,667(10)         0.6%
(A Director)
John B. Wight...............................................        24,667(11)         1.1%
(A Director)
All Directors and Officers as a Group.......................     2,633,565(12)        72.8%
(8 Persons)


---------------

1. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for the purposes of this table, of any shares of the Company if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership of any shares of the Company within 60 days of the Record Date. For purposes of calculating the percentage of outstanding shares held by each person included in the table above, any shares which such person has the right to acquire within 60 days of the Record Date are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the persons as to whom the information is provided have sole voting and investment power over the shares of the Company shown as beneficially owned.

2. These shares of Common Stock include fractional shares issued pursuant to the Stock Split, rounded to the nearest whole number.

3. These shares of Common Stock are held pursuant to certain trust agreements for the benefit of certain Canadian corporations owned by members of the Wyant family as follows: (i) 420,920 shares held for the benefit of Wyant & Company Inc. (formerly known as G.H. Wood + Wyant Inc.), a Canadian corporation owned by members of the Wyant family (hereinafter "Wyant & Company"); (ii) 317,333 shares held for the benefit of 3287858 Canada Inc., a Canadian corporation wholly owned by Lynne Emond ("Lynneco"); (iii) 317,333 shares held for the benefit of Derek Wyant Holdings Inc., a Canadian corporation wholly owned by John Derek Wyant, M.D. ("Derekco"); and (iv) 194,667 shares held for the benefit of 3323986 Canada Inc., a Canadian corporation wholly owned by the Estate of the late Gerald W. Wyant ("Geraldco"). The shares held for the benefit of Wyant & Company, Lynneco and Derekco are subject to a voting trust (the "First Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote and dispose of such shares. After March 18, 2003, Wyant & Company, Lynneco and Derekco shall each have the right to have up to ten percent of their respective shares released from the First Voting Trust each year. The First Voting Trust will terminate as of March 18, 2012, unless terminated earlier pursuant to its terms. The shares held for the benefit of Geraldco are subject to the terms of a separate voting trust (the "Second Voting Trust"), under which James A. Wyant has sole and absolute discretion to vote such shares. The terms of the Second Voting Trust limit the power of James A. Wyant and Geraldco to dispose of the shares directly or indirectly, but provide James A. Wyant with an option to purchase the shares pursuant to terms established thereunder. The Second Voting Trust will terminate as of March 31, 2007, unless terminated earlier pursuant to its terms. James A. Wyant, in his capacity as voting trustee, may be deemed to be the beneficial owner of all the shares held in the First and Second Voting Trusts but he disclaims beneficial ownership of such shares, other than the shares held in the First Voting Trust for the benefit of Wyant & Company.

4. These shares of Common Stock represent record ownership by Wyant & Company of 1,333,333 shares of Class E Exchangeable Preferred Stock of Wood Wyant Inc. ("Wood Wyant"), a wholly owned Canadian subsidiary of the Company (the "Class E Preferred Stock"), which are exchangeable, on demand and without additional consideration, for shares of Common Stock of the Company on a one-for-one basis. Although Wyant & Company is the record owner of the Class E Preferred Stock, under the terms of a written agreement among Wyant & Company and certain of its shareholders, and by virtue of Lynneco's and Derekco's respective interests in Wyant & Company, each of Lynneco and Derekco is entitled to cause Wyant & Company to (i) exchange up to 111,111 shares of the Class E Preferred Stock for an equal number of shares of Common Stock and (ii) immediately thereafter, sell such shares of Common Stock and deliver to Derekco and Lynneco the net after-tax proceeds resulting from such sale. Accordingly, Wyant & Company disclaims beneficial ownership of the Class E Preferred Stock with respect to which Lynneco and Derekco retain investment control.

5. Includes 63,334 shares subject to stock options granted under the Company's 1991 Stock Option Plan and 48,333 shares subject to stock options granted under the Company's 1997 Stock Incentive Plan.

6. Includes 10,000 shares subject to stock options granted under the Company's 1991 Stock Option Plan and 21,667 shares subject to stock options under the Company's 1997 Stock Incentive Plan.

7. Includes 10,000 shares subject to stock options granted under the Company's 1991 Stock Option Plan and 18,333 shares subject to stock options granted under the Company's 1997 Stock Incentive Plan.

8. Includes 13,333 shares subject to the Non-Employee Director Options granted to Mr. Charles on June 5, 1997.

9. Includes 13,333 shares and 1,334 shares subject to the Non-Employee Director Options granted to Mr. Davis on November 6, 1996 and June 5, 1997, respectively, under the Company's 1997 Stock Incentive Plan.

10. Includes 13,333 shares and 1,334 shares subject to the Non-Employee Director Options granted to Mr. Gallopo on November 6, 1996 and June 5, 1997, respectively, under the Company's 1997 Stock Incentive Plan.

11. Includes 9,333 shares subject to stock options granted under the Company's 1991 Stock Option Plan and 12,667 shares subject to stock options granted under the Company's 1997 Stock Incentive Plan.

12. Includes 1,250,253 shares beneficially owned by the Wyant Voting Trusts, 1,111,111 shares of the Class E Preferred Stock beneficially owned by Wyant & Company and 236,334 shares subject to options held by the directors and executive officers of the Company.

D.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 18, 1997, Wood Wyant purchased the business and all operating assets and assumed the operating liabilities of Wyant & Company (the "Acquisition"). The consideration paid by Wood Wyant to Wyant & Company consisted of the following: (i) Cdn. $5 million (U.S. $3,667,033) financed by Wood Wyant pursuant to two credit facilities established by the Company with First Union National Bank; (ii) a 6% promissory note in the amount of Cdn. $4,068,951 (U.S. $2,961,606) having a fair value of U.S. $2,798,794, which was exchanged on August 29, 1997 for shares of Class A Preferred Stock of Wood Wyant on the basis of one share for each Cdn. $1.00 of unpaid principal of the promissory note, such shares having a liquidation preference of Cdn. $1.00 per share, and which shares have a dividend rate of 4% per annum and are mandatorily redeemable over 10 years pursuant to the terms thereof; (iii) 3,800,000 shares of Class B Preferred Stock of Wood Wyant having a liquidation preference of Cdn. $3,800,000 (U.S. $2,765,849) and a fair value of U.S. $2,267,900, and which shares have a dividend rate of 3.999999% per annum and are mandatorily redeemable over 10 years pursuant to the terms thereof; and (iv) 1,000,000 shares of Class E Preferred Stock of Wood Wyant having a fair value on March 18, 1997 of U.S. $5,000,000 and having a liquidation preference per share of one share of Wyant Corporation Common Stock, such shares being exchangeable at any time for Wyant Corporation Common Stock on a share for share basis and being entitled to dividends equivalent, on a per share basis, to any dividends paid by Wyant Corporation on its Common Stock.

     In connection with the Acquisition, as consideration for the sale of the net operating assets of Wyant & Company, (i) James A. Wyant, Vice Chairman of the Board and Corporate Secretary of the Company and a shareholder of Wyant & Company, received from Wood Wyant, directly or indirectly, Cdn. $600,000 (U.S. $437,956) in cash, 568,951 shares of Class A Preferred Stock after the exchange of the promissory note, 3,800,000 shares of Class B Preferred Stock and 833,334 shares of Class E Preferred Stock, (ii) Gerald W. Wyant, James A. Wyant's father and a director of the Company until his death on January 12, 1998, received from Wood Wyant, directly or indirectly, Cdn. $2,400,000 (U.S. $1,751,825) in cash and (iii) the siblings of James A. Wyant, as shareholders of Wyant & Company, received from Wood Wyant, directly or indirectly, an aggregate of Cdn. $2,000,000 (U.S. $1,459,854), 3,500,000 shares of Class A Preferred Stock and
166,666 shares of Class E Preferred Stock.

     The Acquisition was negotiated on behalf of the Company by a special committee composed of disinterested members of the Board of Directors. The special committee, which engaged a financial advisor, Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey"), and legal counsel, concluded that the terms and conditions of the Acquisition were fair to the Company's shareholders and that the consummation of the Acquisition on such terms and conditions was in the interests of the Company's shareholders. Houlihan Lokey rendered its opinion setting forth its view that the Acquisition was fair from a financial point of view to the Company's shareholders. The Acquisition was approved by the shareholders of the Company at a special meeting of such shareholders that took place on March 17, 1997.

     Pursuant to an employment agreement with Wood Wyant, James A. Wyant serves as Vice Chairman of Wood Wyant and receives an annual base salary of Cdn. $215,000 (U.S. $155,295), subject to annual increases based on the increase, if any, in the Consumer Price Index of Canada, bonus compensation and certain other benefits. Unless it is terminated earlier pursuant to its terms, such employment agreement will expire on December 31, 2001, subject to extension on a year-to-year basis thereafter. Mr. Wyant also serves as Vice Chairman of the Board of the Company and was appointed Corporate Secretary of the Company on March 17, 1997.

     On June 25, 1997, the Corporation's Board, acting on the recommendation of a Special Subcommittee of the Compensation Committee of the Board, unanimously approved the sale at current market price of 11,200 shares of Common Stock held in treasury to the Chairman, President and Chief Executive Officer for a total consideration of $49,000.

     During 1997, the law firm of McCarthy Tetrault has provided legal services to the Company and Wood Wyant. Thomas R.M. Davis, a director of the Company, is a member of the law firm of McCarthy Tetrault.

     The information contained in this section D does not reflect the Stock
Split.

E.  EXECUTIVE COMPENSATION


I.   SUMMARY COMPENSATION TABLES


     The following table summarizes compensation earned in 1997, 1996 and 1995 by the Chief Executive Officer and the only other executive officers whose 1997 salary and bonus exceeded $100,000 (the "named officers").

                                    TABLE I
                        1997 SUMMARY COMPENSATION TABLE


                                                                 ALL OTHER     NUMBER OF SHARES      OTHER
                                                                   ANNUAL      COVERED BY STOCK    LONG-TERM
   NAME AND PRINCIPAL POSITIONS     YEAR    SALARY     BONUS    COMPENSATION      OPTIONS(1)      COMPENSATION
----------------------------------  ----   --------   -------   ------------   ----------------   ------------
DONALD C. MACMARTIN(2)............  1997   $245,582   $56,484     -0-               55,000            -0-
Chairman and Chief Executive        1996     -0-        -0-       -0-               47,000            -0-
Officer                             1995     -0-        -0-       -0-                8,000            -0-
GERALD W. WYANT...................  1997    237,000     -0-       -0-                -0-              -0-
Chairman Emeritus                   1996     -0-        -0-       -0-                -0-              -0-
                                    1995     -0-        -0-       -0-                -0-              -0-
JAMES A. WYANT(2).................  1997    155,295    19,024     -0-                -0-              -0-
Vice-Chairman and Corporate         1996     -0-        -0-       -0-                -0-              -0-
Secretary                           1995     -0-        -0-       -0-                -0-              -0-
ROBERT E. BRIGGS..................  1997    158,461    25,000     -0-               25,000            -0-
President, Wyant Health Care        1996     47,767    12,500     -0-               10,000            -0-
Division                            1995     -0-        -0-       -0-                -0-              -0-
MARC A. D'AMOUR(2)................  1997    122,791    22,265     -0-               25,000            -0-
Vice-President, Chief Financial     1996     -0-        -0-       -0-               10,000            -0-
Officer and Treasurer               1995     -0-        -0-       -0-                -0-              -0-


---------------

(1) The number of shares referred to in Table I do not reflect the Stock Split.

(2) Compensation payments to Messrs. Donald C. MacMartin, James A. Wyant and Marc A. D'Amour were made in Canadian dollars and, accordingly, such payments have been converted to United States dollars using an average of the exchange rates in effect during 1997 of U.S. $1.00 = Cdn. $1.3844.

     On September 23, 1997, the Corporation's Board, acting on the recommendation of a Special Subcommittee of the Compensation Committee of the Board, unanimously approved a Cdn. $300,000 loan from Wood Wyant to Donald C. MacMartin, the Corporation's Chairman, President and Chief Executive Officer. Mr. MacMartin absented himself from the meeting. Interest is payable annually at prevailing commercial market rates and principal is payable over a ten year period.

     The following tables identify 1997 fiscal-year option grants and exercises by the named officers and reports a valuation of their options.

                                    TABLE 2
                             1997 INDIVIDUAL GRANTS


                                                         PERCENT OF                              POTENTIAL REALIZED
                                            NO. OF      TOTAL OPTIONS                             VALUE AT ASSUMED
                                          SECURITIES     GRANTED TO                                ANNUAL RATE OF
                                          UNDERLYING      EMPLOYEES      EXERCISE                   STOCK PRICE
                                           OPTIONS        IN FISCAL       PRICE     EXPIRATION    APPRECIATION FOR
                  NAME                    GRANTED(1)        YEAR          ($/SH)       DATE         OPTION TERM
----------------------------------------  ----------   ---------------   --------   ----------   ------------------
                                                                                                  5%($)      10%($)
Donald C. MacMartin.....................    20,000          14.2%          5.75      11/06/07    72,450    182,850
Robert E. Briggs........................    10,000                         4.00      08/14/07    25,200     63,600
                                            10,000          14.2%          5.75      11/06/07    36,225     91,425
Marc A. D'Amour.........................     5,000                         4.75      05/01/07    14,963     37,763
                                            10,000          10.6%          5.75      11/06/07    36,225     91,425


---------------

(1) The number of securities referred to in Table 2 do not reflect the Stock Split.

                                    TABLE 3
                            1997 STOCK OPTIONS TABLE


                                        NUMBER
                                       OF SHARES     VALUE      NUMBER OF SHARES COVERED        VALUE OF UNEXERCISED
                                       ACQUIRED     REALIZED    BY UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                      ON EXERCISE      $          DECEMBER 31, 1997(1)          DECEMBER 31, 1997(2)
                                      -----------   --------   ---------------------------   ---------------------------
                NAME                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                                           -----------   -------------   -----------   -------------
                                                                                                  $              $
Donald C. MacMartin.................      -0-         -0-        73,750         36,250         32,813         25,938
Robert E. Briggs....................      -0-         -0-        11,250         23,750          4,688         34,063
Marc A. D'Amour.....................      -0-         -0-        17,500         17,500         13,750         15,000


---------------

(1) The number of shares referred to in Table 3 do not reflect the Stock Split.

(2) Based on the price of $6.50 per share, the closing price of the shares on Nasdaq on December 31, 1997.


II.  REPORT OF THE COMPENSATION COMMITTEE


     The Company's executive compensation program is based upon creating shareholder value. All executive activities including Company strategic planning, management initiatives and overall financial performance are focused on increasing shareholder value. The Compensation Committee of the Board has established a program to:

     - Reward executives for long-term strategic management and the enhancement of shareholder value.

     - Integrate compensation programs with the Company's annual and long-term strategic planning.

     - Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

     The total compensation program consists of both cash and equity-based compensation. The Compensation Committee determines the level of salary and bonuses, if any, for key executive officers based upon competitive norms. Actual salary changes are based upon performance.

     Long-term incentives are provided through the issuance of stock options, pursuant to the Company's 1991 Stock Option Plan and 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan also permits the granting of other types of stock-based awards. The Board has the power, subject to the provisions of these plans, and utilizing recommendations received from the Stock Option Committee, to determine the persons to whom and the dates on which awards will be granted, the number of shares subject to each award and the term and other conditions applicable to each award.
                             Compensation Committee
                          Donald C. MacMartin (Chair)
                               Richard J. Charles
                               Thomas R.M. Davis
                                 John B. Wight


III.  EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVE OFFICER


     During 1997, the Company had an employment agreement with Gerald W. Wyant, pursuant to which Mr. Wyant served as Chairman Emeritus of the Company and received an annual base salary of U.S. $237,000 and certain other benefits. This employment agreement was terminated on January 12, 1998 upon Mr. Wyant's death.

IV.  PERFORMANCE GRAPH


     Set forth below is a line graph comparing cumulative total shareholder return, over five years, upon an investment in the Common Stock with (artificially aggregated) an equivalent investment in (a) NASDAQ market companies (U.S.), and (b) those in NASDAQ's Paper and Allied Products index.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               WYANT CORPORATION

     Prepared by the Center for Research in Security Prices

     Produced on 03/24/98 including data to 12/31/97


                                      LOGO


                                     LEGEND





 SYMBOL        CRSP TOTAL RETURNS INDEX FOR:           12/31/92     12/31/93     12/30/94     12/29/95     12/31/96     12/31/97
 ------        -----------------------------           --------     --------     --------     --------     --------     --------
           Wyant Corporation                             100.0        119.0        138.1        131.0         88.1        123.8
           Nasdaq Stock Market (US Companies)            100.0        114.8        112.2        158.7        195.2        239.6
           NASDAQ Stocks (SIC 2600-2699 US Companies)
           Paper and allied products                     100.0        111.0        119.5        130.4        168.5        225.0



    NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to 100.0 on 12/31/92.

V. STANDING COMMITTEES OF THE BOARD OF DIRECTORS, COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Company's Board of Directors has no Nominating Committee, but the Board as a whole nominates director candidates.

     The Board met twelve times in 1997 to review financial information, matters relating to the Acquisition and general matters in respect of the Company's business.

     The Executive Committee, comprised of Donald C. MacMartin, Thomas R.M. Davis, Nicholas A. Gallopo, Gerald W. Wyant and James A. Wyant, met four times in 1997 to review financial information, the 1998 Budget and strategic business issues.

     The Audit Committee, comprised of Richard J. Charles, Nicholas A. Gallopo, John B. Wight and James A. Wyant, met three times during 1997 to review financial reporting matters and to discuss audit, internal control, information technology and other matters.

     The Compensation Committee, comprised of Richard J. Charles, Thomas R.M. Davis, Donald C. MacMartin and John B. Wight, met six times during 1997 to consider compensation principles and practices and the amounts to be paid to officers and senior employees.

     The Stock Option Committee, comprised of Richard J. Charles, Thomas R.M. Davis and Nicholas A. Gallopo, met four times during 1997 to consider the grants of options to employees of the Company.

     Donald C. MacMartin serves on the Compensation Committee of the Board and is also an executive officer of the Company. However, Mr. MacMartin does not participate in any decisions of the Compensation Committee concerning his own compensation.

     During 1997, except for Gerald W. Wyant, all directors of the Company attended 75% or more of the meetings of the Board of Directors and the committees on which they served. Mr. Wyant attended less than 75% of the Board meetings because of ill health.


VI.  COMPENSATION OF DIRECTORS


     During 1997, each director of the Company who was not an employee of the Company received an annual director's fee of $8,000 paid in equal quarterly installments. In addition, under the Company's 1997 Stock Incentive Plan, options to purchase Common Stock at $4.375 per share were awarded during 1997 to the following directors: Richard J. Charles (10,000 shares), Thomas R.M. Davis (1,000 shares) and Nicholas A. Gallopo (1,000 shares). Under this plan, each new non-employee director of the Company receives an option to purchase 10,000 shares of Common Stock upon joining the Company's Board of Directors and each continuing non-employee director receives an option to purchase 1,000 shares of Common Stock for each year of service on the Board. The exercise price of each such option is equal to the fair market value of the covered shares at the time the option is granted.

     Separately, on November 6, 1997, John B. Wight, a director, was awarded an option to purchase 4,000 shares of Common Stock at $5.75 per share under the Company's 1997 Stock Incentive Plan.


     The number of shares referred to in this section E (vi) do not reflect the Stock Split.


F.  RELATED DIRECTORS

     During 1997, Gerald W. Wyant and his son, James A. Wyant, were directors of the Company.

G.  REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date or by a proxy holder attending the Annual Meeting and voting in person.

H.  SOLICITATION OF PROXIES

     It is estimated that the costs associated with proxy solicitation will be approximately $20,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional material furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others for forwarding of such material to beneficial owners. The Company may reimburse such persons for their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

I.   SHAREHOLDER PROPOSALS FOR 1999

     Proposals of the shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than January 4, 1999 in order to be included in the proxy statement and proxy relating to that meeting.

J.  THE COMPANY'S ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, may be obtained by writing to the Corporate Secretary of the Company.

                            II. MANAGEMENT PROPOSALS


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS



     Seven directors are to be elected by the shareholders at the Annual Meeting, each for a one-year term. The Company's directors hold office until the next Annual Meeting of Shareholders and until successors are elected and have been qualified or until death, resignation or removal.


     Set forth below is information as of March 23, 1998 regarding the Board's nominees for election, each of whom has agreed to serve if elected.


     ROBERT E. BRIGGS, age 53, a director since 1997 and candidate for director, has been the President of Wyant Health Care since May 1997. He joined the Company as Vice President of Operations in August 1996. Prior to that, Mr. Briggs was the Director of Operations for American White Cross from 1993 to 1996. He started his career with Johnson & Johnson, spending 26 years in increasingly important roles and held a number of positions including Director of Operations for the Johnson & Johnson Film and Finishing Operations.



     RICHARD J. CHARLES, age 67, a director since 1997 and candidate for director, was a director of Wyant & Company, an affiliate of the Company, from 1995 to March 1997. He has been Vice President -- Customer Service and Subsidiaries of the Paper Converting Machine Company of Green Bay, Wisconsin for 16 years.



     THOMAS R.M. DAVIS, age 50, a director since 1996 and candidate for director, was counsel to Wyant & Company from 1987 to March 1997 and to Wood Wyant, the Company's wholly owned Canadian subsidiary, since March 1997 and has been a partner in the Canadian law firm of McCarthy Tetrault since 1980.



     NICHOLAS A. GALLOPO, age 65, a director since 1996 and candidate for director, is a consultant and Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He also served as a director of Neuman Drug Company in 1995 and 1996.



     DONALD C. MACMARTIN, age 55, a director since 1995, was President of Wyant & Company from 1994 until March 1997 and became Chairman, President and Chief Executive Officer of Wood Wyant in March 1997. Prior to that, he was President of Canstar Sports Inc. of Montreal, Quebec from 1992 to 1994 and President of Corby Distilleries Ltd. of Montreal, Quebec from 1989 to 1992. Since 1996, Mr. MacMartin has served as the Company's Chief Executive Officer and the Chairman of the Board of Directors and, in addition since 1997, as its President.



     JOHN B. WIGHT, age 72, a director since 1995, is a Canadian Chartered Accountant. He was a director of Wyant & Company from 1988 until March 1997.



     JAMES A. WYANT, age 45, a director since 1990, has served as Vice Chairman of the Board of Directors since 1995 and was appointed Corporate Secretary of the Company in March 1997. He was President and a director of Wyant & Company from 1986 until 1994, subsequently served as Vice Chairman of the Board of Directors until March 1997 and became President and Secretary of Wyant & Company in March 1997. Mr. Wyant has also been a director and Vice Chairman of the Board of Directors of Wood Wyant since March 1997.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE FOR THOSE NOMINEES.

                                 PROPOSAL NO. 2
                      APPROVAL OF APPOINTMENT OF AUDITORS


     The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending December 31, 1998. The appointment shall continue at the pleasure of the Board of Directors, subject to the approval by the shareholders. The Auditors have acted as auditors of the Company since 1997.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement and will be available to respond to appropriate questions.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE IN FAVOR OF PROPOSAL NO. 2.


                                 PROPOSAL NO. 3
      APPROVAL OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors intends to amend the Company's shareholder voting requirements with respect to the approval of plans of merger or consolidation, sales of all or substantially all of the assets of the Company, and share exchanges. The primary reason for the amendment of such shareholder voting requirements is to enable the shareholders of the Company to approve certain board-initiated changes by the vote of the holders of a majority of all outstanding shares entitled to vote thereon, as opposed to the vote of two-thirds of all outstanding shares entitled to vote thereon.


     If the proposed amendment to the Certificate of Incorporation is adopted, James A. Wyant, who has the power to vote 55.0% of the outstanding shares of Common Stock, and, upon exercise of his rights under shares of Class E Preferred Stock of Wood Wyant Inc., 71.7% of the outstanding shares of Common Stock, will be able to effect certain board-initiated changes to the Company without further action by any other shareholder. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND COMPANY MANAGEMENT."


     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is sufficient for the adoption of the amendment to the Certificate of Incorporation to amend the shareholder voting requirements. Consequently, any shares not voted (whether by abstention or broker non-votes) have the same effect as votes against the amendment to the Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES THEY RECEIVE IN FAVOR OF PROPOSAL NO. 3.
                                         By Order of the Board of Directors

                                         LOGO

                                         Chairman, President and

                                         Chief Executive Officer

                                         Somerville, New Jersey
                                         April 21, 1998

                                     (LOGO)

                                                               PRINTED IN CANADA
                                                                   M87299-4

                                      LOGO
                              (WYANT CORPORATION)

               This Proxy is Solicited by the Board of Directors
             for the Annual Meeting of Shareholders on May 28, 1998

     The undersigned, revoking all prior proxies, hereby appoints James A. Wyant and John B. Wight, or each or either of them with full power of substitution, as proxy or proxies of the undersigned, to vote all shares of common stock of WYANT CORPORATION that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of WYANT CORPORATION to be held on May 28, 1998, at 11:00 A.M. local time, at the offices of Wyant Corporation, 100 Readington Road, Somerville, New Jersey, or any adjournments or postponements thereof, including, without limiting such general authorization, the following proposals described in the accompanying Proxy Statement:

P   1. Election of Directors
       Nominees: Robert E. Briggs, Richard J. Charles, Thomas R.M. Davis, Nicholas A. Gallopo, Donald C. MacMartin, John B. Wight, James A. Wyant.
                                 FOR       WITHHELD     For, except vote
                                [   ]       [   ]       withheld from the
                                                        following nominee(s)
R                                                       ____________________
                                                        ____________________
                                                        ____________________

O   2. Approval of appointment of Ernst & Young LLP as independent auditors.

                                 FOR       AGAINST         ABSTAIN
                                [   ]       [   ]           [   ]

X   3. Approval of amendment     FOR       AGAINST         ABSTAIN
       of Company's Certificate [   ]       [   ]           [   ]
       of Incorporation to reduce
       shareholder voting requirements for
       approval of mergers, substantial asset
       sales and share exchanges.
    4. Such other matters as may properly come before |------------------------|
Y      the meeting or any adjournments thereof.       |     Please mark your   |
                                                      | [X] vote as in this    |
                                                      |     example.           |
       (Continued and to be signed on reverse side)   |------------------------|

(Continued from other side)

[   ] I plan to attend the Annual         Abstentions will be counted for
      Meeting on May 28, 1998             purposes of determining whether a
        (change of address/comments)      quorum is present. With respect to
                                          the votes represented in Proposals 1,
                                          2 and 3 above, votes withheld or
                                          abstentions will not be counted in
                                          connection with the approval of the
                                          matter. This proxy is being solicited
                                          by the management of Wyant Corporation
____________________________________      and will be voted as specified. If not
                                          otherwise specified, this proxy will
____________________________________      be voted for the election of directors
                                          and for Proposals 2 and 3.
___________________________________
                                          The undersigned agrees that said
 _                                _       proxies may vote in accordance with
|                                  |      their discretion with respect to any
                                          other matters that may properly come
                                          before the meeting. The undersigned
                                          instructs such proxies to vote as
|_                                _|      directed on the reverse side.

                                          Dated:__________________________, 1998


                                          _____________________________________
                                            Signature of Shareholder(s)



                                          _____________________________________
                                            Signature of Shareholder(s)


                                          This proxy should be dated, signed by
                                          the shareholder(s) and returned
                                          promptly in the enclosed envelope.
                                          Persons signing in a fiduciary
                                          capacity should so indicate.